_______________________                                  _______________________

 CUSIP No. 56062U 10 0            SCHEDULE 13G             Page 8 of 8 Pages
________________________________________________________________________________


                                                                       Exhibit I

                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Mainspring, Inc.

      EXECUTED as a sealed instrument this 13th day of February, 2001.


                              GREYLOCK EQUITY LIMITED PARTNERSHIP

                              By:  Greylock Equity GP Limited Partnership
                                   General Partner


                              By: /s/ HENRY F. MCCANCE
                                  ------------------------------------
                                  Henry F. McCance
                                  Managing General Partner


                              GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                              By: /s/ HENRY F. MCCANCE
                                  ------------------------------------
                                  Henry F. McCance
                                  Managing General Partner



                                    /s/ HENRY F. MCCANCE
                              ------------------------------------------
                              Henry F. McCance




                               Page 8 of 8 pages